UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

ANTARES PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32302	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Princeton South, Suite 300, Ewing, New Jersey 08628

(Address of principal executive offices, including zip code)

(609) 359-3020

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2017, Antares Pharma, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), as a lender and agent for the several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, the “Lenders”) for a term loan of up to $35.0 million (the “Term Loan”). The proceeds from the Term Loan will be used for working capital and general corporate purposes.

The first advance of $25.0 million was funded upon execution of the Loan Agreement on June 6, 2017. Under the terms of the Loan Agreement, the Company may, but is not obligated to, request one or more additional advances of at least $5.0 million, not to exceed $10.0 million in the aggregate, subject to the Company achieving certain corporate milestones and satisfying customary conditions. The Company must exercise its option to request additional advances prior to September 30, 2018. The Term Loan will mature on July 1, 2022. Upon repayment of the Term Loan, either at maturity or earlier, the Company must pay the Lenders a fee equal to 4.25% of the total original principal amount of all term loan advances made pursuant to the terms of the Loan Agreement.

The Term Loan is secured by substantially all of the Company’s assets, excluding intellectual property. The Term Loan accrues interest at a calculated prime-based variable rate, currently at 8.50%, with a maximum interest rate of 9.50%. Payments under the Loan Agreement are interest only until the first principal payment is due on August 1, 2019, provided that the interest only period may be extended to February 1, 2020 if the Company achieves certain corporate milestones.

Pursuant to the terms of the Loan Agreement, the Company also granted Hercules the right to invest $1.0 million in any subsequent equity financing of the Company on the same terms, conditions and pricing afforded to other financing participants as long as the Term Loan is outstanding.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties, including financial reporting obligations and limitations on dividends, indebtedness, liens, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations, as well as indemnification rights for the benefit of the Lenders. Upon the occurrence of an event of default and following any applicable cure periods, if any, a default interest rate of an additional 4.00% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement. A copy of the Loan Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing description in Item 1.01 above regarding the Loan Agreement is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the Term Loan and Loan Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated June 6, 2017, by and among Antares Pharma, Inc., Hercules Capital, Inc., and the several banks and other financial institutions or entities from time to time party to the Loan Agreement

99.1	Press release issued by Antares Pharma, Inc. on June 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Dated: June 7, 2017	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Loan and Security Agreement, dated June 6, 2017, by and among Antares Pharma, Inc., Hercules Capital, Inc., and the several banks and other financial institutions or entities from time to time party to the Loan Agreement

99.1	Press release issued by Antares Pharma, Inc. on June 7, 2017